EXHIBIT 10.17

               Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc. and Colonial Bank, dated July 31, 1998


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                                MASTER REVOLVING
                                 LINE OF CREDIT
                                 LOAN AGREEMENT


         THIS MASTER REVOLVING LINE OF CREDIT LOAN AGREEMENT, dated __________, 1998 (the "Master Loan Agreement"), is made by and between CNL HOSPITALITY PROPERTIES, INC., formerly CNL American Realty Fund, Inc., (a Maryland corporation) and CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership (collectively, "Borrower"), with its offices at 400 E. South Street, Suite 500, Orlando, Florida 32801-2878, and COLONIAL BANK, a state chartered bank organized and existing under the laws of the State of Florida, with its offices located at 201 E. Pine Street, Orlando, Florida, 32801 ("Bank").


                                    RECITALS

         A. Borrower has applied to Bank for a $30,000,000.00 credit facility to provide financing for various loans of differing amounts (hereinafter individually referred to as a "Loan" or collectively as the "Loans"), to be advanced by Bank pursuant to the terms hereof.

         B.  Borrower  will use the proceeds of the Loans to acquire  hotels and
related  improvements  or  amenities  ("Hotels"),   which  shall  be  leased  to
acceptable credit tenants, as herein provided.

         C. Borrower and Bank wish to enter into this Master Loan Agreement to provide a format to be effective, to the extent possible, with respect to such Loans as Bank has presently agreed to make or may, in the future, agree to make.

         D. From time to time Borrower and Bank shall enter into a Funding Agreement/Loan Summary for each Loan which shall set forth certain specific loan information (the "Loan Summaries" or, individually, a "Loan Summary") pertaining to individual Loans that may be approved by Bank as provided herein and agreed upon between the parties, the terms of which shall be incorporated herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

                                    ARTICLE I
                                   Definitions

         1.1      For the purposes hereof, for each Loan:

                  a. "Architect" or "Supervising Architect" means the architect, who will serve as Borrower's architect, as identified in the Loan Summary. Borrower shall retain an architect who will perform various services in connection with Hotels on behalf of Borrower under an Architect's Contract (as hereinafter defined) with Borrower. Bank's Consultant and Borrower's supervising architect shall not be the same person or firm;

                  b. "Closing Date" means the date upon which a Loan is closed pursuant to the terms hereof;

                  c. "Commitment" means Bank's commitment letter (and all amendments thereto) to Borrower, if any, as described in the Loan Summary, the terms and conditions of which are incorporated herein by reference, but in the event of any conflict or discrepancy between the terms of this Master Loan Agreement and the Commitment, the terms of this Master Loan Agreement shall control;



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                  d.  "Consultant"  means the  architectural or engineering firm which Bank shall designate to perform various services on behalf of Bank. The services to be performed by Bank's Consultant include inspections of the Hotels
and  all  utilities,   services,  systems  or  facilities  used  in  conjunction
therewith;

                  e. "Default" means a violation of any term, covenant, or condition hereunder or a Default as defined under any of the Loan Documents which remains uncured after the expiration of any applicable grace period or required notice, if any, provided in the Loan Documents;

                  f. "Default Condition" means the occurrence or existence of an event or condition which, upon the giving of notice or the passage of time, or both, would constitute a Default;

                  g. "Financing Statements" means the UCC financing statements filed in order to perfect Bank's lien on certain leases, contract rights, personal property and fixtures as more particularly described therein;

                  h.  "Governmental  Authorities"  means any  local,  state,  or federal governmental agency, regulatory body or office, or any quasi-governmental office (including health and environmental), or any officer or official of any such agency, office, or body whose consent or approval is required as a prerequisite to the commencement of the construction of the Improvements, or to the operation and occupancy of the Improvements or the Hotel, or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatsoever nature herein contained;

                  i. "Hotel" means any Land, building and related structure designed for overnight accommodation with all related Improvements, amenities, utilities, parking areas and other facilities associated therewith that is managed, maintained and operated by an entity with substantial hotel ownership and management experience.

                  j. "Improvements" means all improvements on the Land (as defined hereinbelow), including without limitation the improvements described in the Loan Summary;

                  k. "Land" means all the real property upon which a Hotel is located, including, without limitation, all improvements and amenities associated therewith, and shall include all easements, licenses, permits, approvals, drainage rights, impact fee or use credits and all other hereditaments, right, title and interest associated and used in conjunction with the Hotel;

                  l. "Loan Documents" means this Master Loan Agreement, the Note, the Assignment of Leases and Rents, the Agreement Not to Encumber, and the Financing Statements, and any other document or writing executed in connection therewith or in furtherance thereof;

                  m. "Note" means a promissory note dated as of the Closing Date executed by Borrower in favor of Bank evidencing a particular Loan for a particular Hotel, as well as any promissory note or notes issued by Borrower in substitution, replacement, extension, future advance, amendment, assumption or renewal of the Note or any such promissory note or notes;

                  n. "Permitted Encumbrances" means those liens, encumbrances, easement and other matters specified in the Agreement Not to Encumber as "Permitted Encumbrances";

                  o. "Plans" means plans and specifications for the Improvements prepared by the Architect and identified by Bank, and including such amendments thereto as may from time to time be made by Borrower and approved by Bank.



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                  p.  "Primary  Lease"  means  a  valid,  binding  executed  and existing lease for the use of a Hotel which is for an initial term of more than ten (10) years and is entered into between Borrower and a tenant who is an experienced hotel manager which is deemed to be creditworthy by the Bank and such other terms as are acceptable to Bank and Bank counsel.

                  q. "Title Policy" means the owner's title policy meeting the requirements of this Master Loan Agreement.

                                   ARTICLE II
                        Line of Credit Guidance Facility

         2.1 Loan Facility. Upon the execution of this Master Loan Agreement, and subject to the terms hereof, the Bank has agree to provide a credit facility to the Borrower in an amount up to a maximum of $30,000,000.00 (the "Master Facility"). Borrower hereby acknowledges and agrees that the execution of this Master Loan Agreement does not obligate Bank to make a future Loan for any specific future Hotel or any other loans, and that any future request by Borrower for an additional Loan for a new Hotel shall be made or denied by Bank in the exercise of its sole discretion. Such decision may not be based on any specific financial performance or other criteria of Borrower, or a Hotel, or by prior actions, agreements or loans by Bank to Borrower. Bank shall retain full and complete discretion to review and approve or disapprove future loan requests under this Master Loan Agreement as and when such requests are made by Borrower. Bank shall make any decisions on future requests for a Loan for a future Hotel, if any, based solely upon its own underwriting and other decision making processes. Borrower's proper compliance with the Loan Documents (including, without limitation, this Master Loan Agreement) will not be determinative of whether any future Loans or other loan requests are approved or granted. Bank and Borrower acknowledge and agree that the structure of this Master Loan Agreement has been prepared in such a way as to set out the terms of any future Loans and to structure the Loan Documents to provide a format that may reduce or minimize costs in the event future Loans are made by Bank to Borrower and Borrower acknowledges it has fully consulted with its legal counsel in connection therewith, and has satisfied itself as to the structure and format of the Loan Documents delivered and reviewed by Borrower as of the date of this Master Loan Agreement in that regard.

         2.2 Term of Master Facility. The Master Facility shall be for a term of five (5) years from the date of this Master Loan Agreement, subject to termination by Bank within ninety (90) days of each anniversary date of this Master Loan Agreement, in the event the Bank determines there has been a material deterioration in the Loan or value of the collateral, as determined in Bank's reasonable discretion, and such termination shall be effective upon written notice to Borrower within such ninety (90) day period, whereupon the Master Facility shall expire and terminate on the date so specified in the notice, provided any outstanding Loan would mature on the maturity date as provided that in the respective Note evidencing such Loan, and would remain unaffected by such termination.

         2.3 Terms of Future Loans. Upon the approval of any request by Borrower of a new Loan for a new Hotel, such Loan shall be made in accordance with the terms and provisions of this Master Loan Agreement and the following terms:

                  a. Interest Rate: The outstanding principal balance shall bear interest at a variable rate per annum equal to either (i) the Base Rate plus 30 basis points, or (ii) the LIBOR Rate plus 318 basis points, for Loans on Hotels, as selected by Borrower at the time of making each loan (the "Interest Rate"). The Interest Rate shall be adjusted daily in accordance with fluctuations in the Base Rate or the LIBOR Rate, as applicable. "Base Rate" shall mean the fluctuating rate of interest per annum established by Colonial Bank as its base lending rate in effect from time to time whether or not such rate shall be otherwise published. Such Base Rate is established by Colonial Bank as an index or base rate and may or may not at any time be the best or lowest rate of interest offered by Bank. The "LIBOR Rate" means a rate per annum for U.S. dollar deposits for a 30, 60, 90, 180 or 360-day maturity as reported on page 3750 (under the caption "USD" of the Telerate

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Services,  Incorporated,  screen or such other display as may replace such page)
as of 11:00 a.m., London time, two London Business Days before the relevant Interest Period begins (or if not so reported, a then as determined by Lender from another recognized source or interbank quotation). LIBOR shall be rounded to the next higher 1/1000 of one percent. "London Business Day" means any business day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  b. Term: Sixty (60) months from the Closing Date of the Loan for a specific Hotel.

                  c. Loan Commitment Fee: Borrower shall pay to Bank a loan commitment fee equal to one-half of one percent (1/2%) of the disbursements under each Loan, as provided in Section 4.32.

         2.4 Notes. The funds loaned under the Master Facility will be evidenced by various Notes indicating the principal amount of each Loan made pursuant to the line of credit; provided, however, that the amount actually due from Borrower to Bank from time to time will be evidenced by the Bank's records (provided such amounts are prepared and posted properly without arithmetic or mathematical errors), and may increase and decrease from time to time, or be completely repaid and again reborrowed, but in no event shall the total amount due exceed $30,000,000.00.

         2.5 Release by Borrower. Borrower waives and released any claims, now or in the future, known or unknown, that it may have to require or compel Bank to provide future Loans other than as may be separately agreed by Borrower and Bank pursuant to a subsequent commitment letter or other written agreement between the parties, specifying the terms and conditions of such fundings. Any such commitment or agreement shall be satisfactory to Bank, in its sole discretion. In connection therewith, Borrower will execute such additional loan documentation as Bank shall require including, without limitation, amendments and modifications to the Loan Documents, together with the Loan Summary, which will evidence and set forth the particular terms, conditions, restrictions, agreements and covenants that pertain to the future Loans, as required by Bank. Borrower acknowledges and agrees that the terms and conditions in any future Loan Summary and related loan documentation shall be determined independently of the terms of the Loan Documents and of any prior Loan Summary, if any, and Borrower shall not rely upon the form and content of the terms of the Loan Documents and of any prior Loan Summary as being determinative of what may be included in a future Loan Summary.

         2.6 Revolving Feature. The funds loaned under the Master Facility will be evidenced by the various Notes; provided, however, that the amount actually due from Borrower to Bank from time to time will be evidenced by Bank's records and may increase and decrease form time to time or be completely repaid and again reborrowed.

         2.7 Disbursements Under Loans. The parties acknowledge and agree that the Bank can make one or disbursement of any Loan at the request of Borrower, provided, however, the aggregate amount of such disbursements shall not exceed the principal amount of the Note. Each disbursement of the Loan must satisfy the conditions precedent set forth in Article IV of the Master Revolving Line of Credit Loan Agreement and such other provisions of the Loan Documents as may apply.

                                   ARTICLE III
                                    The Loans

         As to each Loan made by Bank to Borrower:

         3.1 Loan Terms. Subject to the terms and conditions of this Master Loan Agreement, Bank will lend, and Borrower will borrow, such sums as Bank and Borrower shall agree upon, as specified in the Loan Summary which borrowing shall be evidenced by the Note. All of the terms, definitions, conditions, and covenants of the Note, the Assignment of Leases and Rents, the Agreement Not to Encumber, and any other

                                                       - 5 -

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documents  executed in  connection  therewith or pursuant  thereto are expressly made a part of this Master Loan Agreement by reference in the same manner and with the same effect as if set forth herein at length and shall have the meaning set forth in such instrument(s) unless otherwise defined herein.

         3.2 Interest. The outstanding principal balance of the Loan shall bear interest based on a 360 (actual) day year at the interest rate specified in the Note, and principal and interest shall be due and payable in accordance with the terms of the Note.

         3.3 Disbursements. Bank agrees that it will, from time to time, and so long as there shall exist no Default Condition or Default, disburse Loan proceeds to Borrower pursuant to the Loan Documents. The conditions set forth in this Article III hereof must be satisfied and the conditions set forth in
Article IV hereof must be satisfied before Bank will make the disbursement for each Loan hereunder.

         3.4 Draw Requests. At least three (3) days prior to each Loan disbursement by Bank, Borrower must submit to Bank a Request for Disbursement on a form acceptable to Bank, which shall include:

                  a. Request for Disbursement: A completed Request for Disbursement signed by Borrower in a format acceptable and certified to Bank, setting forth the amount of Loan proceeds desired, together with such certifications and additional information as Bank may require.

                  b. Owner's Affidavit: A notarized affidavit from Borrower shall be submitted which certifies that Owner is or shall upon application of the Disbursement immediately become fee simple title holder to the Hotel.

                  c. Equity Compliance: Copies of paid invoices or other acceptable documentation indicating Borrower's investment of Borrower's own funds in the Hotel for those items and in the amounts indicated on the certified Cost Breakdown, attached as an exhibit to the Funding Agreement/Loan Summary.

         3.5 Disbursement Amounts. Following receipt of a Request for Disbursement and receipt and review of the report of the Consultant, Bank shall determine the amount of the disbursement it will make in accordance with the Bank's underwriting policies adopted from time to time by the Bank.

         3.6 Equity Requirements. If Bank determines that costs of acquisition of a Hotel exceed the amount specified on the Loan Summary, which includes certain specified amounts of "up front" equity and deferred equity to be paid by Borrower, or if Bank at any time determines in its reasonable discretion that the Loan proceeds plus the amount of all equity investments made are not sufficient to meet the Bank's underwriting policies, and to pay all other sums due, then Bank shall, upon written Notice to Borrower, have the option of requiring Borrower to deposit with Bank additional funds from some other source (or submit evidence to Bank of equity investments previously made) in amounts sufficient to cover the anticipated or resulting deficit before Bank will disburse any additional Loan proceeds.

                                   ARTICLE IV
                Conditions Precedent to Disbursement of Each Loan

         Bank shall not be obligated to make the Loan disbursement with respect to each Loan until all of the following conditions precedent have been satisfied as to such Loan by proper evidence, execution and/or delivery to Bank of the following items, all in form and substance reasonably satisfactory to Bank and Bank's counsel:

         4.1 Note. The original Note, properly executed, shall have been delivered to Bank.



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         4.2  Assignment of Leases and Rents,  Security  Agreement and Agreement
Not to Encumber. The Assignment of Leases and Rents and the Agreement Not to Encumber, covering the Hotel, which with the Security Agreement shall be a validly perfected first priority lien, shall have been delivered to Bank, and which shall contain, among other provisions, the following provisions:

                  a. That upon any sale, conveyance, assignment or transfer of all or any part of the Hotel or any interest therein, Bank may, at Bank's option, declare the Loan to be immediately due and payable without notice or demand. Bank may, in Bank's sole discretion decide not to exercise said option, in which event Bank's forbearance may be predicated on such terms and conditions as Bank may, in Bank's sole discretion require, including, but not limited to, Bank's approval of the transferee's creditworthiness and management ability, the execution and delivery to Bank by the transferee, prior to the sale, transfer, assignment or conveyance, of a written assumption agreement containing such terms as Bank may require, including, but not limited to, a payment of a part of the principal amount of the Note, an increase in the rate of interest payable on the Note, the payment of an assumption fee, a modification of the term of the Note, and such other terms or conditions as Bank may require, or Bank may make any such adjustments in the terms of the Loan without requiring an assumption by such transferee;

                  b. That Borrower shall not, without the prior written consent of Bank, mortgage, pledge, hypothecate or otherwise encumber (other than by a lease or leases of the property which shall be in compliance with
                           Section 6.21 hereof) all or any portion of the Hotel, even if such pledge or mortgage is subordinate to Bank's lien position, and any violation of this prohibition shall give Bank the right immediately to accelerate the maturity of the Loan without notice or demand;

                  c. That Borrower shall provide evidence that all ad valorem or other applicable taxes and insurance premiums have been paid when due.

                  d. That all income, profits, rents, insurance proceeds or other incomes from leases or any other source relating to the Hotel are assigned to the benefit of the Bank including but not limited to the Primary Lease, all as more particularly set forth in the Assignment of Leases and Rents.

                  e. Any and all Leases assigned to the Bank pursuant hereto shall be required to contain a provision which requires the tenant to give written notice to Bank of any and all defaults of landlord and provides the Bank opportunity to cure the same, such provision to be in a form and substance deemed adequate by Bank and Bank's counsel.

                  f. That the Assignment of Leases and Rents and Security Agreement shall be cross- defaulted with respect to any other indebtedness or obligations from Borrower to Bank.

         4.3 Assignment of FF&E Account. An Assignment of FF&E Account, properly executed by Borrower and delivered to the Bank.

         4.4 Indemnity. A Hazardous Substance Certificate and Indemnification Agreement, properly executed by Borrower, shall have been delivered to Bank.



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         4.5 Financing  Statements.  The Financing  Statements on forms approved for filing in the appropriate state and local filing offices shall have been properly executed.

         4.6 Title Policy. The Title Policy (or a satisfactory commitment or binder therefore), as to each Hotel from First American Title Insurance Company or such other company or companies acceptable to Bank (the "Title Company"), and on such form, approved by Bank issued by the Title Company to the Borrower in the amount equal to or greater than the amount of the Loan insuring that the Borrower is the fee simple owner of the Hotel subject only to the Permitted Encumbrances.

         4.7 Title Exceptions. Copies of all documents creating exceptions to the Title Policy.

         4.8 Survey. Three (3) copies of a recent survey of the Land (the "Survey") prepared by a registered land surveyor acceptable to Bank and certified to Bank, the Title Company, and Borrower. Such survey shall show: (a) all boundaries of the Land with courses and distances indicated including chord bearings and arc and chord distances for all curves, (b) dimensions and locations of all existing improvements and of all easements, whether recorded or unrecorded, private drives, roadways, encroachments, utility and transmission lines, governmental regulation and jurisdictional lines, building restriction lines established by zoning regulations or private covenants and restrictions, whether recorded or unrecorded, (c) the distances to, and names of the nearest intersecting streets, (d) a narrative metes and bounds legal description of the boundary of the Land, (e) the area of the Land and the Hotel and any Improvements thereon, (f) a certification as to the applicable flood zone(s) for the Land; and if the subject property contains more than one Flood Zone Designation, the boundary line(s) between the Flood Zone Designated Areas, (g) a statement as to access to or from the Hotel, (h) the date of the survey and the surveyor's registration number and seal, (i) other facts in any way affecting the Land, (j) a certification that the survey was made in accordance with the requirements for an ALTA land survey and in accordance with applicable state law, and (k) such other details as the Bank may request.

         4.9 Flood Hazards. Evidence as to whether or not the Land is located within an area identified as having "special flood hazards" as such term is used in the Federal Flood Disaster Protection Act of 1973. Such evidence can be the certification that is required in connection with the survey required herein.

         4.10 Flood Hazard Insurance. If all or any part of the Improvements is to be located in an area having "special flood hazard", a flood insurance policy naming Bank as a loss payee must be submitted to Bank. Satisfactory evidence of premium payments must be provided.

         4.11 Liability Insurance. Evidence of premium payments of Liability Insurance meeting the requirements set forth in the Lease shall be provided to the Bank in accordance with the terms set forth herein and in the Security Agreement. All Liability Insurance shall be evidenced by policies issued by an insurance company rated "A-VI" or better by A.M. Best & Co., and licensed to do business in the state of Georgia. Each such policy is hereinafter referred as an "Insurance Policy". Each Insurance Policy shall provide that the same shall not be amended or canceled except after thirty (30) days prior written notice to Bank, shall insure Bank, as an additional insured and shall list Bank as a loss payee on casualty coverage for the Land, Hotel and Improvements. Copies of duly executed certificates of insurance shall be delivered to the Bank no more than ten (10) days after the effective date of the any Lease and upon the annual anniversary date thereof and thereafter as may be reasonably requested by the Bank.

         4.12 Property Insurance. Evidence of Property Insurance covering damages to each Hotel and all personal property and Improvements associated therewith and meeting the requirements as set forth in the Security Agreement shall be provided to Bank in accordance with the same terms as set forth in the requirements for Casualty Insurance in Section 4.11 above.



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         4.13  Borrower's  Organizational  Documents  And  Resolutions.   (i)  A
certified  copy  from  the  appropriate   governmental  body  of  organizational
documents of Borrower, certifying that Borrower is duly organized, validly existing, and in good standing under the state of its existence, (ii) evidence that Borrower has the authority under such documents and laws to enter into the Loan as contemplated by the Loan Documents, and (iii) if applicable, evidence that Borrower has made all appropriate filings, including without limitation, qualification to do business in the state where the Land is located, the state of its organization or domicile, and Florida, necessary to enter into the Loan and execute the Loan Documents. Additionally, Borrower shall provide (i) certified resolutions or other corporate documents of Borrower evidencing that Borrower have taken all requisite corporate action, and received all corporate approvals necessary to enter into the Loan and execute the Loan Documents, and
(ii) such other documents or writings as Bank may reasonably request.

         4.14 Fictitious Name Certificate. If Borrower utilizes or intends to utilize a fictitious name, a copy of the Fictitious Name Certificate of the Borrower issued by the Florida Secretary of State and any other jurisdiction in which such filing is necessary.

         4.15 Attorney's Opinion. The written opinions of counsel to Borrower (with respect to the laws of Florida and the state where the Land is located, if different), addressed to Bank, acceptable to Bank and Bank's counsel, as to those matters required by Bank. The attorneys opinion, with respect to the enforceability of remedies provided in the Loan Documents and related instrument may be made subject to or as affected by, applicable bankruptcy, moratorium, reorganization, insolvency or similar laws from time to time in effect affecting the rights of creditors generally. As to matters of fact, such opinions may be qualified to the extent of the knowledge of such counsel based upon due inquiry and reasonable investigation.

         4.16 Compliance with Laws and Matters of Record. Satisfactory documentary evidence that the Land with Improvements, and the intended uses of the Land, are in compliance with all applicable laws, regulations and ordinances and private covenants, easements, and conditions of record. Such evidence is subject to approval by Bank and Bank's counsel and may include letters, licenses, permits, certificates and other correspondence from the appropriate Governmental Authorities, opinions of Borrower's counsel or other counsel, and opinions or certifications from the Architect, or the Engineer. The laws, regulations and ordinances with which compliance should be evidenced include without limitation the following: health and environmental protection laws, laws related to or regulating water management districts, hazardous materials and substances and storm water drainage, erosion control ordinances, tree and landscaping ordinances, building codes, land use requirements, threshold building consultant requirements, the development of regional impact Statutes, doing business and/or licensing laws and zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Land, the permitted uses of the Land under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks).

         4.17 Taxes. Evidence that each Hotel is, or will be, separately assessed for tax purposes and information as to tax parcel identification numbers, tax rates, estimated tax values and the identities of the taxing authorities.

         4.18 Utilities. Evidence of the availability and suitability of the water, sewer, telephone, electrical, natural gas, and other utilities needed to properly service the Hotel in its intended use.

         4.19 Plans and Specifications. With respect to Hotels, evidence of the Plans which include architectural, structural, mechanical, plumbing, electrical and site development (including storm drainage, utility lines, erosion control and landscaping).

         4.20 Permits. A copy certified by Borrower of evidence of all applicable permits including, without limitation, the building permit and all permits pursuant thereto, land use permits, dredge and stormwater discharge permits (federal and state), and any other permits required for use and occupation of the Hotel.

         4.21 Engineer's Report. Copies of the report signed by Borrower's Engineer detailing the results of the engineer's inspection of the Hotel, certified to the Borrower and Bank.

         4.22 Soil Tests. Evidence of a prior report as to soil borings made on the Land by a soil testing firm satisfactory to Bank or certification in the Engineers Report as to such soil borings. The report and/or certification shall include the conclusions and findings of the soil testing firm as to the suitability of the soil for adequately supporting the improvements.

         4.23     Environmental Assessment

                  a. An environmental assessment of the Land and Improvements performed at Borrower's expense by a licensed engineer or other environmental consultant satisfactory to Bank stating whether:

                           i)   the Land is located within any  area  designated
                  as a hazardous substance site  by  any  of  the   Governmental
                  Authorities;

                           ii) hazardous or toxic wastes or other materials or substances, regulated, controlled, or prohibited by any federal, state or local environmental laws, including but not limited to asbestos, are located on the Land or Improvements; and

                           iii) the Land has been cited or  investigated  in the
                  past for any violation of any such laws, regulations, or ordinances.

                  b. Receipt of any acceptable environmental audit is a condition precedent to Bank's obligation under the Commitment and hereunder. If the environmental assessment shall reveal any condition unacceptable to Bank, Bank may elect to be relieved of any obligation under the Commitment after providing written notice to Borrower. If Bank does not elect to terminate the Commitment, Borrower shall obtain a Phase II audit or conduct other additional testing, at its sole cost and expense, and Borrower shall promptly conduct such additional audits and testing and/or complete such remedial action. Bank may require Borrower to provide evidence that all necessary actions have been taken to remove any hazardous substance contamination and/or to restore the site to a condition acceptable to Bank and state and federal governmental agencies.

                  c. Bank shall use best efforts to keep and maintain matters set forth in the Environmental Assessment confidential by and among the Bank's employees, agents, representatives and assigns; excepting, however, when required by operation of Law to report any matters contained therein to any governmental agency.

         4.24 Leases. Copies of the then existing lease between the tenant for the Hotel (the "Tenant") and Borrower (the "Tenant Lease"), certified by Borrower and the respective Tenant to be accurate, complete, unaltered, and binding.

         4.25  Taxpayer  Identification  Number.   Borrower's  federal  taxpayer
identification number.

         4.26 Borrower's Affidavit. An affidavit of Borrower regarding the absence of any other parties in possession of the Hotel, other than the tenant under the Primary Lease and the guests of the Hotel (but merely in their capacity as guests) and such other matters as may be requested by Bank;.

         4.27 Fee. A fee equal to one-half of one percent (1/2%) of the actual disbursements under each Loan shall be due and payable by Borrower to the Bank at closing or subsequent disbursement.

         4.28 Notice. A copy of a recorded notice stating that all leases affecting the Hotel, or any portion thereof, prohibit the attachment of Tenant-related liens.

         4.29 Appraisal. A signed copy of an appraisal by an MAI certified appraiser approved by Bank reflecting the value of the Hotel to be not less than the amount specified in the Loan Summary.

         4.30 Comprehensive Plan. Documentary evidence, satisfactory to Bank and its counsel, that use and operation of the Hotel are consistent with concurrency requirements and other applicable provisions of the local comprehensive plan, local land development regulations, and any other similar requirements ("Comprehensive Plan"). Such evidence may include a certificate from Borrower's Architect, on a form satisfactory to Bank, certifying to Bank that the use and operation of the Hotel are consistent with the Comprehensive Plan.

         4.31 Facilities for Handicapped. Bank shall have received and approved evidence, satisfactory to Bank, that the Improvements comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation, and to the extent applicable, Part V of the Florida Building Construction Standards Act entitled "Accessibility by Handicapped Persons" Chapter 553, Fla Stat. (or similar law in other jurisdictions, if applicable); the Federal Architectural Barriers Act of 1988 (42 U.S.C. 4151, et. seq.), the Fair Housing Amendment Act of 1988 (42 U.S.C. 3601, et. seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et. seq.), and The Rehabilitation Act of 1973 (29 U.S.C. 794)

         4.32 Reports and Analysis. Such reports and analysis as reasonably requested by the Bank to establish the financial feasibility of the development, use and operation of the Hotel as contemplated by the Loan.

         4.33 No Defaults. No Default Condition or Default shall exist under the Loan Documents.

         4.34  Request.   Bank  shall  have  received   Borrower's  Request  for
Disbursement.

         4.35 Tenant Estoppel Certificates and Subordination Agreements. Any tenant occupying the Hotel, or any portion thereof, or which will occupy the Hotel, or any portion thereof, shall execute and deliver to Bank a tenant estoppel certificate and subordination agreement in a form satisfactory to Bank. The tenant shall also agree to provide the Bank notice and opportunity to cure any and all defaults of landlord prior to tenant seeking any remedy. The tenant estoppel certificate shall certify, among other things, the date the tenant accepted occupancy of the leased premises (if applicable), the absence of any lease defaults by landlord, the date the tenant commenced rent payments (if applicable), the lease's material terms, and such other matters as may be requested by Bank. The tenant estoppel shall also contain the tenant's agreement to indemnify and hold Bank harmless from any and all losses arising from the tenant's storage, disposal, releases, spills, or discharges of hazardous waste on the Land. The subordination agreement shall provide, among other things, that the tenant's right, title and interest under the lease is subordinate to the lien of Bank's Assignment of Leases and Rents, Security Agreement and Assignment of FF&E Account.

         4.36 Miscellaneous. All other Loan Documents or items that are customarily provided in loan transactions of this type required by Bank and all other loan documents or items set forth in the Commitment.

                                    ARTICLE V
               Borrower's Covenants and Agreements As To Each Loan

         5.1 Payment and Performance. Borrower will pay when due all sums owing to Bank under all of the Note(s), this Master Loan Agreement, the Assignment of Rents and the other Loan Documents, and perform all obligations as outlined or referenced therein.

         5.2 Organization; Powers. CNL Hospitality Properties, Inc., has been duly formed and is validly existing as a corporation under the laws of the State of Maryland and CNL Hospitality Partners, LP, has been duly formed and is validly existing as a limited partnership under the laws of the State of Maryland and each has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and other Loan Documents and to carry on its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

         5.3 Authorization;Enforceability. The Loan is within the Borrower's powers and has been duly authorized by all necessary action. The Security Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         5.4 Further Assurances. Borrower will promptly do any act and execute any additional documents reasonably required by Bank to secure the Loan, to confirm or perfect the lien of the Assignment of Leases and Rents or any other Loan Documents or to comply with the Commitment, including, but not limited to, additional financing statements or continuation statements, new or replacement notes and/or Loan Documents and agreements supplementing, extending or otherwise modifying the Loan Documents and certificates as to the amount of the indebtedness evidenced by the Note from time to time.

         5.5 Inspection. Borrower will permit Bank and its authorized agents to enter upon the Hotel during normal working hours and as often as Bank desires, for the purpose of inspecting the Hotel or the Improvements. Failure of Bank or its authorized agents to discover deficiencies in the Improvements shall not make Bank or its agent liable to Borrower or to any other person on account of such failure, nor shall any prior failure constitute a waiver of Bank's rights. Borrower specifically acknowledges that all inspections undertaken by Bank or its agent shall be for the sole benefit of Bank and not for Borrower, or any third party. The costs of all inspections shall be at Borrower's expense; provided, however, that as long as there is no Default, such cost shall not exceed $500.00 for each Loan.

         5.6 Fees and Expenses. Whether or not the Loan is made, or all Loan proceeds disbursed hereunder, Borrower agrees to pay all expenses incurred by Bank, or by Borrower in order to meet Bank's requirements, in connection with the Loan, including without limitation, commitment and renewal fees or deposits to bank, fees for appraisal, reappraisal survey, recording, title insurance, builder's risk and other insurance premiums, property taxes, intangible taxes, documentary stamp taxes, the design architect's and Architect's fees, the Engineer's fees, the Consultant's fees, and such reasonable legal fees and costs incurred by Bank in connection with the making of the Loan, the enforcement of bank's rights under the Loan Documents, or in connection with litigation or threatened litigation by a third party which arises because Bank made this Loan. Any such amounts paid by Bank shall constitute part of the debt which is secured by the Loan Documents, and shall be due and payable upon demand.

         5.7 Use of Loan Funds. Borrower shall use all Loan proceeds disbursed to Borrower solely in payment of costs incurred in connection with acquiring the Hotel, in accordance with the Loan Summary. Loan funds from one Hotel project shall not be utilized for any other project under this Master Loan Agreement.

         5.8 Insurance. Borrower covenants to maintain insurance as required herein and in the Security Agreement.

         5.9 Taxes and Insurance. Upon the request of Bank, Borrower shall submit to Bank such receipts and other statements which shall evidence, to the satisfaction of Bank, that all taxes, assessments and insurance premiums have been paid in full.

         5.10 Availability of Utilities. All utility services necessary for the Improvements and the operation thereof for their intended purposes are presently available through presently existing public or unencumbered private easements or rights-of-ways in accordance with validly executed and enforceable utility service agreements between Borrower and the provider of each of such services (the "Utility Service Agreements") at the boundaries of the Land, including but not limited to, water, storms and sanitary sewer, gas, electric and telephone facilities, and all such utilities are non-interruptible. Borrower shall also provide Bank with copies of all Utility Service Agreements.

         5.11 Additional Construction. Borrower shall not construct or permit the construction of any improvements on the Land other than those Improvements approved in writing by Bank.

         5.12 Financial Statements. Borrower shall submit annual audit reports and semi-annual unaudited company prepared financial statements to the Bank. Such statements shall include, at a minimum: a balance sheet; an income and expense statement; a statement showing contingent liabilities; detailed cash flow statements for each project or entity in which Borrower has an interest and on which Bank has advanced funds under a Loan; and any supporting schedules or documentation which Bank may require. Detailed cash flow statements shall include, as applicable: the project name; location; percentage of Borrower's ownership interest; leasing status; net operating income; current loan balance; debt service; source of any operating deficit; amount and beneficiary of any cash distributions; and the amount of cash invested in or received from that enterprise. In addition detailed cash flow projects for the next fiscal year (twelve month period) for each Hotel or entity shall be submitted. Each unaudited statement must contain a certification to Bank of the statement's accuracy and completeness signed by the highest ranking financial officer of the Borrower. Annual statements of business entities (including corporation and partnership) shall be audited and bear the unqualified opinion of an acceptable certified public accountant. The annual statements shall be submitted no later than April 30th of each year of the Loan term. Interim statements shall be submitted within 30 days of Bank's request.

         5.13 Appraisals. In addition to the appraisals required by Bank prior to closing of the Loan, updated appraisals shall be prepared at Borrower's expense when requested by Bank or when required in connection with any extension options in the Note. Such appraisals shall be prepared in accordance with written instructions from Bank and by a professional appraiser selected and engaged by Bank. Borrower shall cooperate fully with the appraisal process and shall allow the appraiser reasonable access to the Hotel and its tenants.

         5.14 Hazardous Substances. Concurrently with the execution hereof, Borrower warrants and represents to Bank that, to the best of Borrower's knowledge, the Hotel and all real property, now or previously owned by Borrower during the period of Borrower's ownership, and are not now being used in violation of any federal, state or local environmental law, ordinance or regulation; that no proceedings have been commenced, or notices(s) received, concerning any alleged violation of any such environmental law, ordinance or regulation. Borrower covenants that it shall not permit any such materials to be brought onto the Hotel or any other real property owned by Borrower, or if so brought or found located thereon, shall be immediately removed with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all applicable laws, ordinances and regulations. Borrower herein indemnifies and holds Bank harmless against any loss, claim or costs incurred by Bank in connection with the warranties granted herein. Borrower's obligations hereunder shall survive any proceeding to enforce Bank's rights under the Loan Documents.

         At any time deemed necessary by Bank, but no more frequently than once each calendar year, the Bank may in its reasonable discretion, at its election, obtain one or more environmental assessments of the Land prepared by a geohydrologist, an independent engineer, or other qualified consultant or expert approved by Bank evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at the Land and (ii) whether the use and operation of the Land complies with all applicable Environmental Laws relating to air quality, environmental control, release of oil, hazardous materials, hazardous wastes and hazardous substances, and any and all other applicable environmental laws. Environmental assessments may include detailed visual inspection as to the Land including, without limitation, any and all storage areas, storage tanks, drains, dry wells, and leasing areas and the taking of soil samples, surface water samples, and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Land and the use and operation thereof with all applicable Environmental Laws. Such environmental assessment shall be the sole cost and expense of Borrower.

         In the event that it is determined that additional tests and/or remediation are necessary as a result of the aforesaid assessments, or in the event such additional testing or remediation is recommended by the aforesaid assessments, Borrower agrees to immediately perform the tests or undertake the remediation as recommended. In the event contamination or other environmental problem is found on the Land and Borrower does not promptly undertake the remediation as recommended, Borrower shall be in default hereunder.

         Bank shall use best efforts to keep and maintain matters set forth in any hazardous substances notices and/or environmental assessments confidential by and among the Bank's employees, agents, representatives and assigns; excepting, however, when required by operation of law to report any such matters contained therein to any governmental agency.

         5.15 Leases Affecting Hotel. Borrower shall not, without the express prior written consent of Bank, enter into any lease affecting the Hotel or any part thereof (including the Primary Lease), or amend, modify, extend, terminate or cancel, accept the surrender of any portion of the Hotel which is the subject of a lease (except by expiration of such lease in accordance with its terms), subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of any lease now existing or hereafter created, or permit or suffer an assignment or sublease thereof, except as set out herein. Any lease or any modification, extension, or renewal of any lease, affecting or relating to all or any portion of a Hotel shall be subject to Bank's prior written approval. Copies of all leases or modifications, renewals, or extensions thereto, approved by the Bank shall be certified as accurate and complete by Borrower and Tenant and delivered to the Bank within fifteen (15) days of execution.

         5.16 Assignment of Contracts. As additional security for the Loan and for the performance by Borrower of all of its obligations hereunder Borrower hereby assigns to Bank all of Borrower's interest in any and all contracts, agreements, permits, licenses, approvals, or other documents or writing relating to the leasing, management or operation of the Improvements. This assignment shall not, however, be deemed to impose upon Bank any of Borrower's obligations under any such contract. Borrower will fulfill the obligations of Borrower under all contracts, enforce the performance thereof and give immediate notice to Bank of any material default by the other party to such contract. Further, Borrower, will not, without the prior written consent of Bank (i) materially modify, or amend the terms of any material contract, or (ii) waive or release the performance of any material obligation to be performed by the other party to any such contract.

         5.17 Subordinate Financing. Borrower shall not permit there to exist nor shall Borrower obtain any subordinate financing of the Hotel, or any part thereof, or any other property granted as security for the Loan.

         5.18 Transfer of Property or Borrower. Borrower shall not permit any change in its ownership, or the ownership of its general partners, the nature and operation of its business or the nature and character of Borrower or the Hotel, nor shall Borrower sell, assign, transfer, hypothecate or dispose of all or any portion of the Hotel except as permitted hereby, without the prior written consent of Bank, which consent shall be withheld or granted in Bank's sole and absolute discretion. Notwithstanding the foregoing, the sale or disposition of shares or units of Borrower sold or transferred pursuant to a registration made with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 shall be deemed a permissible transaction.

         5.19 Americans With Disabilities Act. Borrower covenants and agrees that, during the term of the Loan, the Hotel will be in full compliance with the Americans With Disabilities Act ("ADA" of July 26, 1990, 42 U.S.C Section 12191, et. seq.) as amended from time to time, and the regulations promulgated pursuant thereto. Borrower shall be solely responsible for all ADA compliance costs including without limitation, reasonable attorneys fees and litigation costs, which responsibility shall survive the repayment of the Loan and foreclosure of the Hotel.

                                   ARTICLE VI
            Borrower's Representations and Warranties As to Each Loan

         6.1 Representations and Warranties. Borrower hereby represents and warrants to Bank that:

                  a. Representations and Warranties in Loan Documents. All of the representations and warranties contained in the Assignment of Leases and Rents, the Agreement Not to Encumber and the other Loan Documents are true and correct and are incorporated herein by reference as if set out in full.

                  b. Other Financing. Borrower has not (i) received any other financing for the acquisition of the Hotel existing as of the date of the Loan for such Hotel, or (ii) received any other financing of Improvements, equipment or other facilities used in conjunction with each Hotel.

                  c. Governmental Requirements and Other Requirements, To Borrower's knowledge, after due inquiry, the use and operation of the Hotel does and shall comply with all covenants, conditions and restrictions affecting the Land or any portion thereof; and do and shall comply with all Governmental Requirements.

                  d. Use of the Hotel. To Borrower's knowledge there is no (i) plan, study or effort by any Governmental Authority or any nongovernmental person or agency which may adversely affect the current or planned use of the Hotel, or (ii) any intended or proposed Governmental Requirement (including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Hotel.

                  e. Moratorium. There is no moratorium or like governmental order or restriction now in effect with respect to the Hotel and, to the best of Borrower's knowledge, no moratorium or similar ordinance or restriction is now contemplated.

                  f. Permits. To Borrower's knowledge, after due inquiry, prior to the closing on each Loan, all permits, approvals and consents of Governmental Authorities and public and private utilities having jurisdiction necessary in connection with such Hotel shall have been issued and be in good standing.

                  g. Condition of Hotel. To Borrower's knowledge, after due inquiry, at time of closing of each Loan, (i) no defect or condition of the Hotel Improvements, Land or the soil, ground water or geology of or under the Land and (ii) no other agreement, arrangement, understanding or conditions whatsoever, exists which will delay or impair the use, or the operation of Hotel for its intended purpose.

                  h. Surveys. The Survey, and all plot plans and other documents heretofore furnished by Borrower to Bank with respect to Land and Improvements are accurate and complete as of their respective dates. To Borrower's knowledge, after due inquiry (which inquiry will include review of the Survey and an inspection of the Land) there are no encroachments onto the Land and no Improvements on the Land encroach onto any adjoining property.

                  i. Sale of Securities. Borrower has not instituted, caused to be instituted or been a party to and, to the best of Borrower's knowledge, there has not been any public offering with respect to the Land and Improvements, or either, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Securities Laws") unless the same comply with all Laws, including but not limited to the Securities laws, and Borrower promptly and timely provides a copy of all materials filed with any Governmental Authority in conjunction therewith.

                  j. Reliance on Representations. Borrower acknowledges that Bank has relied upon the Borrower's representations and is not charged with any knowledge contrary thereto that may be received by an examination of the public records wherein the Land is located or that may have been received by any officer, director, agent, employee of shareholder of Bank.

                                   ARTICLE VII
                                Events of Default

         7.1 Default. The occurrence of any one or more of the following events (time being of the essence as to this Master Loan Agreement and all of its provisions) with respect to one or more Loans constitutes a "Default" by Borrower under this Master Loan Agreement, and at the option of Bank, under the other Loan Documents for the respective Loan or any other Loan:

                  a. Scheduled Payment. Borrower's failure to make any payment required under any of the Note(s) when due.

                  b. Monetary Default. Borrower's failure to make any other payment required by this Master Loan Agreement or the other Loan Documents, within ten (10) days of the due date, which payment is not received by Bank within fifteen (15) days of receipt of written notice of such failure from Bank.

                  c. Other. Borrower's failure to perform any other obligation imposed upon Borrower by this Master Loan Agreement or any other Loan Document within the time period specified, or as may be specified by Bank, if in the sole opinion of Bank such Default is curable, should such failure not be cured by Borrower within thirty (30) days of receipt of written notice from the Bank, so long as this thirty (30) day period does not conflict with any other provision in the Loan Documents. This provision shall not be construed to provide Borrower with any grace period in complying with any obligations imposed on Borrower by the terms of the Loan Documents.

                  d. Representation. Any representation or warranty of Borrower contained in this Master Loan Agreement or in any certificate delivered pursuant hereto, or in any other instrument or statement furnished in connection herewith, proves to be incorrect or misleading in any adverse respect as of the time when the same shall have been made, including, without limitation, any and all financial statements, operating statements, and schedules attached thereto, furnished by Borrower to Bank or pursuant to any provision of this Master Loan Agreement, provided such representation or warranty is made accurate by Borrower within thirty (30) days of receipt of written notice from Bank.

                  e. Bankruptcy. Borrower or any general partner of Borrower or any affiliate (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the

United States Bankruptcy Code or any similar law or regulation, federal or state, relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or take any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Borrower, a general partner of Borrower, for all or any part of the Hotel or other assets of such party, or either; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation dissolution, or an answer proposing an adjudication of it as a bankruptcy or insolvent, or is subject to reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereinafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within sixty (60) days from entry; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner.

                  f. Judgments. (1) A final judgment other than a final judgment in connection with any condemnation, and including any judgment or other final determination of any contest permitted by the Assignment of Rent, is entered against Borrower, any Guarantor, or any general partner of Borrower, that (i) adversely affects the value, use or operation of any Hotel, or any portion thereof, in Bank's sole judgment, or (ii) adversely affects, or may adversely affect, the validity, enforceability or priority of the lien or security interest created by the any Loan Document in Bank's sole judgment, or both; or
(2) execution or other final process issues thereon with respect to any Hotel, or any portion thereof, and (3) Borrower or any general partner of Borrower, does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within thirty (30) days from entry, or Borrower shall not, within such period or such longer period during which execution on such judgment shall have been entered, and cause its execution to be stayed during such appeal, or if on appeal such order, decree or process shall be affirmed and Borrower shall not discharge such judgment provided for its discharge in accordance with its terms within sixty (60) days after the entry of such order or decree or affirmance, or if any stay of execution on appeal is released or otherwise discharged.

                  g. Liens. Any federal, state or local tax lien or any claim of lien for labor or materials or any other lien or encumbrances of any nature whatsoever is recorded against Borrower or any Hotel, or any part thereof, and is not removed by payment or transferred to substitute security in the manner provided by law, within thirty (30) days after it is recorded in accordance with applicable law, or is not contested by Borrower in the manner permitted by loan Documents.

                  h. Leases. Borrower's default in the performance of its obligations as lessor under any lease of all or any portion of the Hotel, including the Primary Lease, which default could result, in Bank's sole judgment, in the termination of said lease provided such default is not cured by Borrower within thirty (30) days after receipt of written notice from Bank.

                  i. Other Notes or Mortgages. Borrower's default in the performance or payment of Borrower's obligations under any other note or under any mortgage encumbering all or any part of the Hotel, if the other mortgage is permitted by the Bank, whether such other note or mortgage is held by Bank or by any other party, provided such default is not cured by Borrower within thirty
(30) days after receipt of written notice from the Bank.

                  j. Borrower Default Under Loan Documents. Borrower's default in the payment or performance of any of Borrower's obligations under any of the Loan Documents pertaining to any Loan, including this Master Loan Agreement and any amendments, riders or Loan Summaries attached hereto, provided such default is not cured by Borrower within thirty (30) days of receipt of written notice from Bank, excepting, however, if this thirty (30) day period should conflict with any other notice and opportunity to cure provision contained in the Loan Documents.

                  k. Borrower's Continued Existence. Borrower shall cease to exist or to be qualified to do or transact business in the state in which the Hotel is located or shall be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets without providing thirty (30) days written notice to the Bank in the event of any voluntary dissolution, mergers or consolidations or after thirty (30) days written notice from Bank in the event of involuntary merger, dissolution or consolidation.

                  l. Stock in Borrower/Change in Partners. If any legal or beneficial interest, including, but not limited to, shares of stock of Borrower are issued, sold transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of so as to result in change of control of Borrower, whether voluntarily or by operation of law, other than a sale by CNL Hospitality Partners LP of limited partnership interests in itself, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or, of any general partnership interest or other equity interest in Borrower is sold, transferred, assigned, conveyed, mortgaged, pledged, or otherwise disposed or, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into, or any general partner of Borrower withdraws from the partnership; unless otherwise permitted or approved by the Bank.

                  m. Transfer of Property or Ownership. Any sale, conveyance, transfer, assignment, or other disposition of all or any part of any Hotel.

                  n. False Statement. Any statement or representation of Borrower contained in the loan application or any financial statements or other materials furnished to Bank or any other lender prior or subsequent to the making of the Loan secured hereby are discovered to have been false or incorrect or incomplete, which statement or representation is not made accurate within thirty (30) days of receipt of written notice from Bank.

                  o. Default Under Indemnity. Borrower shall default under any obligation imposed by any indemnity whether contained within any of the Loan Documents, (including, without limitation, the Hazardous Substance Certificate and Indemnification Agreement), or otherwise, which default is not cured by Borrower within thirty (30) days of receipt of written notice from Bank.

                  p. Cross Default. Any default by Borrower under any other documents or instruments evidencing any other loans by Bank to Borrower (or any one if more than one Borrower) or in any mortgages or other collateral documents securing such loans, which default is not cured by Borrower within thirty (30) days of receipt of written notice from Bank.

                  q. Non-Compliance with the Plans and Specifications. Failure of any of the Improvements to comply with the requirements of any Governmental authority unless Borrower, after thirty (30) days notice, undertakes and diligently pursues the correction of such failure.

                  r. Non-Payment of Debts. Borrower is generally not paying its debts as such debts become due, provided such debts are not paid and evidence of such payment provided to Bank within thirty (30) days of receipt of written notice from Bank.

                  s. Securities Laws Violation. The assertion of any violation by Borrower of the 1933 Securities Act, 1934 Securities Act or the Blue Sky Laws by any Governmental Authorities or the institution of any securities litigation not dismissed within sixty (60) days of the commencement of same.

                  t. Miscellaneous. If at any time Bank shall reasonably deem itself insecure or shall determine that there has been a material adverse change in the financial condition or prospect of Borrower, provided such change is not cured by Borrower to Bank's reasonable satisfaction within sixty (60) days of receipt of written notice from Bank.

                                  ARTICLE VIII
                           Bank's Rights and Remedies

         The following rights and remedies are available to Bank as to all Loans then outstanding and any Hotels pertaining thereto:

         8.1 Acceleration. Upon the occurrence of a Default, the entire unpaid principal balance of the Loans and all accrued but unpaid interest thereon and any costs or expenses then due to Bank and any and all other obligations of Borrower to Bank, shall, at the option of Bank and without notice to Borrower, become immediately due and payable and, Bank shall have no further obligation to make any advance, disbursement or Loan under this Master Loan Agreement.

         8.2 Remedies. Upon the occurrence of a Default, Bank may avail itself of any and all rights and remedies available at law or in equity or as provided under this Master Loan Agreement or any of the other Loan Documents.

         8.3 Action to Protect Bank's Interest and Granting Mortgage. From and after the occurrence of a Default, the Bank shall be entitled to pursue any and all remedies provided in the Loan Documents to protect the Bank's interest. In addition to all remedies of Bank provided in this Agreement and in the Loan Documents, upon a Default within twenty (20) days, Borrower shall execute a Mortgage for each and every Hotel heretofore or hereafter financed in whole or in part by the Bank pursuant to this Loan Agreement. Such Mortgage shall be upon terms as set forth in Exhibit attached hereto. In the event Borrower fails or refuses to execute any of said Mortgages, Borrower does hereby irrevocably appoint and grant to the Bank power of attorney for Borrower to act for Borrower in regard to the Bank's request including the right to execute any and all such Mortgages and documents relating thereto, to record the same upon the public records and to do all things necessary to create a first mortgage lien upon each respective Hotel. Borrower shall be responsible for all cost and expenses related to such Mortgages including but not limited to recording, documentary, or other taxes, and a mortgage title insurance policy insuring Bank's mortgage.

         8.4 Special Remedy. In the event either the Primary Lease or the "Franchise Agreement" entered into between tenant under the Primary Lease and a reputable hotel operator and franchisor, shall be terminated for any reason whatsoever, in addition to all other remedies available to Bank under the Loan Documents, Borrower shall, within twenty (20) days of receiving notice from Bank, execute a Mortgage securing the Note with respect to such Hotel for which the Primary Lease or Franchise Agreement has terminated unless Borrower has provided the Lender a new Primary Lease or Franchise Agreement upon substantially similar terms as exist at the time of making the Loan for such Hotel and meeting the requirements of this Master Loan Agreement (hereinafter a "Qualified Lease" and "Qualified Franchisor" respectively), in the reasonable judgment of Bank. Such Mortgage shall be upon terms as set forth in Exhibit _____ attached hereto. In the event Borrower fails or refuses to execute said Mortgage(s), Borrower does hereby irrevocably appoint and grant to the Bank power of attorney for Borrower to act for Borrower in regard to the Bank's request including the right to execute any such Mortgage(s) and documents relating thereto, to record the same upon the public records and to do all things necessary to create a first mortgage lien upon said Hotel(s). Borrower shall be responsible for all cost and expenses related to such Mortgage(s) including but not limited to recording, documentary, or other taxes, and a mortgage title insurance policy insuring Bank's mortgage. Bank agrees to release the lien created by any Mortgage made pursuant to this Section 8.4 if Borrower is not in Default and Borrower has or subsequently obtains a Qualified Lease and/or Qualified Franchisor.

         8.5 Remedies Cumulative; Nonwaiver. All remedies of Bank provided for herein or in the other Loan Documents for any Loan are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a Default Condition or a Default hereunder or under the Loan Documents, or all remedies of Bank provided for herein or in the other Loan

Documents for any Loan are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a Default Condition or a Default hereunder or under the Loan Documents, or

         8.6 Remedies Cumulative; Nonwaiver. All remedies of Bank provided for herein or in the other Loan Documents for any Loan are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a Default Condition or a Default hereunder or under the Loan Documents, or invalidate an act done pursuant to any notice of the occurrence of a Default Condition or a Default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of the occurrence of a Default Condition or Default, or prejudice Bank in the exercise of said rights, Bank realizes all amounts owed to it under the Loan Documents.

         8.7 No Liability of Bank. Whether or not Bank elects to employ any or all remedies available to it in the event of an occurrence of a Default Condition or Default, Bank shall not be liable for the construction of or failure to construct or complete or protect the Improvements or for payment of any expense incurred in connection with the exercise or any remedy available to Bank or for the construction or Completion of the Improvements or for the performance or nonperformance of any other obligation of Borrower.

         8.8 Security Interest. It is understood and agreed that Bank shall have and enjoy and is hereby granted a lien on, and a security interest in, all real and personal property and fixtures described in the Security Agreement and Assignment of Leases and Rents, and including without limitation, any and all materials of Borrower (stored on-site or off-site) reserves, deferred payments, deposits or advance payments for materials (stored on-site or off-site) undisbursed Loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and such lien and security interest shall constitute additional security for the debt of Borrower under the Loan Documents (including but not limited to the FF&E Account), and Bank shall have and possess any and all rights and remedies of a secured party provided by law with respect to enforcement of and recovery on its security interest on such items and amounts. In the event of a conflict between this paragraph and any security interest granted pursuant to the Assignment of Leases and Rents, the terms and provisions contained in the Assignment of Leases and Rents shall control.

                                   ARTICLE IX
                               General Conditions

         The following conditions shall be applicable throughout the term of this Master Loan Agreement:

         9.1 Loan Summary. For any Loan made pursuant to this Master Loan Agreement to be effective, Borrower must complete and execute the Loan Summary pertaining thereto and the same must be accepted by Bank in its sole discretion and executed by the Bank, and Borrower must comply with all the applicable terms and conditions hereof including, without limitation, the execution and delivery of the Loan Documents which pertain to the Loan.

         9.2 Waivers. No waiver of any Default Condition or Default or breach by Borrower hereunder shall be implied from any delay or omissions by Bank to take action on account of such Default Condition or Default, and no express waiver shall affect any Default Condition or Default other than the Default specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers or any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Bank to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. No single or partial exercise of any right or remedy of Bank hereunder shall preclude any further exercise thereof or the exercise of any other or different right or remedy.

         9.3 Benefit. This Master Loan Agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no other person or persons have any right to action hereon or rights to the Loan all proceeds at any time, nor shall Bank owe any duty whatsoever to any claimant for labor or services performed or material furnished in connection with the Hotel, or to apply any undisbursed portion of the Loan to the payment of any such claim, or to exercise any right or power of Bank hereunder or arising from any Default Condition or Default by Borrower.

         9.4 Assignment. The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that Borrower shall not assign this Master Loan Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other moneys to be advanced hereunder in whole or in part without the prior written consent of Bank and that any such assignment (whether voluntary or by operation of law) without said consent shall be void. It is expressly recognized and agreed that Bank may assign this Master Loan Agreement, the Agreement Not to Encumber, the Assignment of Leases and Rents and any other Loan Documents in whole or in part, to any other person, firm, or legal entity provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, Bank shall thereafter be relieved of all liability under the Loan Documents arising from and after the date of such assignment and any Loan disbursements made by any assignee shall be deemed made in pursuant and not in modification hereof and shall be secured by the Assignment of Leases and Rents and any other Loan Documents.

         9.5 Amendments. This Master Loan Agreement shall not be amended except by a written instrument signed by all parties hereto.

         9.6 Terms. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

         9.7 Post-Closing Environmental Assessments. In addition to the environmental report required to be furnished to Bank as a condition precedent to closing, Bank may, but no more frequently than annually, at Bank's sole option, and at the Borrower's expense, require an environmental assessment or updated assessment conforming to Bank's Guidance Document, from a reputable environmental consultant satisfactory to Bank as to whether the Hotel, or any portion thereof, has been or is presently being used for the handling, storage, transportation or disposal of hazardous or toxic materials. If such report indicates such past, or present use, handling, storage, transportation or disposal of hazardous or toxic materials, such shall be deemed to constitute a default by the Borrower under the Loan Documents.

         9.8 Cross-Default/Cross Collateral. A default hereunder or under any of the documents evidencing or securing a Loan shall constitute an event of default under any other Loan or other indebtedness (now or hereafter existing) of Borrower to Bank. Any default under any document evidencing or securing such other indebtedness shall constitute a default hereunder.

         9.9 Anti-Coercion Notice. The insurance laws of the State of Florida provide that Bank may not require Borrower to take insurance through any particular insurance agent or company to insure the Land or Improvements. Borrower, subject to the rules adopted by the Florida Insurance Commissions, has the right to have insurance placed with an insurance agent or company of Borrower's choice, provided the company meets Bank's requirements. Bank has the right to designate reasonable financial requirements as to the company and the adequacy of the insurance coverage. Borrower shall also execute any documents required by similar laws of any other state which may be applicable.

         9.10 Entire Agreement. This Master Loan Agreement, when accepted, shall constitute the entire agreement between Borrower and Bank, and it may not be altered or amended unless agreed to in writing by Bank and Borrower.

         9.11     Indemnification.

                  Borrower shall indemnify and hold Bank and its directors, officers, agent, employees, and attorneys harmless from all liability, loss expense or damage of any kind or nature, including, without limitation, any suits, proceedings, claims, demands, or damages (including attorney's fees and costs paid or incurred in connection therewith at both trial and appellate levels), incurred or arising by reason of:

                  a. This Master Loan Agreement or the making of a Loan (except for liability, loss, expense, or damage arising from the willful misconduct of Bank);

                  b. Any claim or action for the payment of any brokerage commissions or fees which may be claimed to be payable in connection with this Master Loan Agreement; and

                  c.       The  past,  present  or  future  handling,   storage,
                           transportation, or disposal of hazardous substances upon the Hotel, or any portion thereof.

These indemnifications shall survive the full payment and performance of the obligations of the Borrower under the Loan Documents.

         9.12 Choice of Law. The Loans, and all documents executed in connection therewith shall be governed by and construed in accordance with Florida law except with respect to the enforcement of the Assignment of Leases and Rents, the Security Agreement, the Financing Statements and the Agreement Not To Encumber, which shall be governed by the laws of the State where the Hotel is located, and Borrower shall execute such instruments necessary in connection therewith.

         9.13 Controlling Agreement. The parties intend to conform strictly to the applicable usury laws. All agreements between Bank and Borrower (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provision of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment default, demand for payment or acceleration of the maturity of any obligation), shall the interest contracted for, charged or received under this Master Loan Agreement or otherwise exceed the maximum amount permissible under applicable law. If, from any possible construction of any document interest would otherwise be payable to bank in excess of the maximum lawful amount any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable to Bank shall be automatically reduced to the maximum amount permitted under applicable law, without the necessity of execution of any amendment or new document. If Bank shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provisions be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing in the inverse order of its maturity and to the payment of interest, or refunded to Borrower if and to the extent such amount which would have been excessive exceeds unpaid principal. The right to accelerate maturity of any indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Bank does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law.

         9.14 NOTICE TO ALL BORROWERS AND OTHER OBLIGORS, FINAL AGREEMENT. The following notice is incorporated in this Master Loan Agreement; and such of the Loan Documents as Bank may specify and shall contain such notice in solid capital letters;

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.15 Publicity. Upon approval of Borrower, not to be unreasonably withheld, and after Bank's request, and subject to applicable laws, regulations and restrictions, Borrower shall, at Bank's expense, place upon each Hotel, at a location mutually acceptable to Borrower and Bank, a sign or signs advertising the fact that financing is being provided by Bank. Bank shall also have the right to secure printed publicity through newspaper and other media concerning the Hotel and source of financing.

         9.16 Savings Clause. Invalidation of any one or more of the provisions of this Master Loan Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         9.17 Execution in Counterparts. This Master Loan Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Master Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         9.18 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Master Loan Agreement nor the intent of any provisions hereof.

         9.19  Notices.  Each  notice,   request,   demand,  director  or  other
communication provided for hereunder shall be in writing and mailed (by registered or certified mail, return receipt requested), delivered by hand, or sent by facsimile (with receipt confirmed by facsimile) to Borrower or Bank at the addresses indicated herein. Notices and other communications mailed shall be deemed given three (3) days after being mailed; those sent by facsimile shall be deemed given when sent, and those delivered by hand or reputable overnight courier shall be deemed given when delivered. To the greatest extent permitted under applicable law, Borrower waives all notice and demand in connection with or relating to this Agreement. Borrower agrees that in any instance in which reasonable advance notice to Borrower is required by law, such requirement shall be satisfied if notice is given (deemed given) at least five (5) days in advance.

         9.20 No Commitment. Nothing in this Master Loan Agreement shall be construed or deemed to be a commitment by Bank to make any future Loan or Loans to Borrower other than as may be set forth in any Commitment Letter or other agreements as Borrower and Bank may agree upon.

         9.21 WAIVER OF JURY TRIAL. BY ACCEPTANCE HEREOF, BORROWER AGREES THAT NEITHER BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF BORROWER ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE 'PARTIES' SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDINGS, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS MASTER LOAN AGREEMENT OR ANY
INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCE HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCE HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN

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OR  AMONG  THE  PARTIES,  OR ANY OF  THEM.  NONE  OF THE  PARTIES  WILL  SEEK TO
CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH BANK, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. BANK HAS IN NO WAY AGREED WITH OR REPRESENTED TO ANY OF THE PARTIES THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         9.22 Waiver of Rights. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING A BANK, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT OR EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE BANK MAY HAVE, THE BORROWER CONSENTS THAT, IF THE BANK FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14- 263 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

         9.23 Joint and Several. If there is more than one entity executing as Borrower under this Master Loan Agreement, each and every entity executing this Master Loan Agreement on behalf of Borrower shall be joint and severally liable for all debts and obligations and this Master Loan Agreement.

         IN WITNESS WHEREOF, Borrower and Bank have executed this Master Loan Agreement as of the above written date by their duly authorized respective officers.


WITNESSES:
                                              BORROWER:

                                              CNL HOSPITALITY PROPERTIES, INC.,
                                              a Maryland corporation

/s/ William T. Dymond, Jr.                    By:     /s/ Charles A. Muller
Signature                                     Printed Name:  Charles A. Muller
                                              Title:   Executive Vice President
William T. Dymond, Jr.
Print/Type Name
                                                      (CORPORATE SEAL)


/s/ Peter Latham
Signature

Peter Latham
Print/Type Name


                                              BORROWER:

                                              CNL HOSPITALITY PARTNERS, LP,
                                              a Delaware limited partnership

/s/ William T. Dymond, Jr.                    By:  CNL Hospitality GP Corp., a
Signature                                          Delaware Corporation, its
                                                   sole general partner

William T. Dymond, Jr.                        By: /s/ Charles A. Muller
Print/Type Name                               Printed Name:  Charles A. Muller
                                              Title:  Executive Vice President


/s/ Peter Latham
Signature
                                                      (CORPORATE SEAL)
Peter Latham
Print/Type Name

                                              BANK:

                                              COLONIAL BANK

/s/ Peter Latham                              By:    /s/ H.E. Davis
Signature                                     Printed Name:    H.E. Davis
                                              Title:    President
Peter Latham
Print/Type Name


/s/ Richard J. Fildes
Signature

Richard J. Fildes
Print/Type Name

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